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                    Music Project Memorandum of Understanding


                               Aladdin Gaming, LLC

                              Proposed Development
                                     of the
                          Sound Asylum Hotel and Casino
                                Las Vegas, Nevada

                Memorandum of Understanding and Letter of Intent
                             As of September 2, 1997

Set forth below is the Memorandum of Understanding and Letter of Intent ("MOU") between Planet Hollywood International, Inc. ("PH") and Aladdin Gaming, LLC ("Aladdin") relating to the planned Sound Asylum Hotel and Casino to be constructed at the corner of Audrie Street and Harmon Avenue in Las Vegas, Nevada. Except as otherwise specified herein, this MOU is a non-binding upon either party.

Project size; scope and site:     1,000 room hotel with an approximately 50,000
                                  square foot casino on the corner of Audrie
                                  Street and Harmon Avenue in Las Vegas (the
                                  "Hotel"). The site is approximately 4.7 acres.
                                  All parking and central utilities will be purchased from affiliated entities via a parking agreement and a utility metering agreement. The site will also be subject to a reciprocal easement agreement with Aladdin
                                  Bazaar, LLC (the "Shopping Mall") and Aladdin
                                  Hotel and Casino, LLC (the "Aladdin Hotel"), a wholly owned subsidiary of Aladdin.

Theme: PH's new music theme currently anticipated to be named "Sound Asylum".

Corporate organization:           Aladdin shall form Aladdin Music, LLC, a
                                  Nevada limited liability company (the "LLC").

Board of Directors, corporate
governance and management:        Except as set forth below, the Board of
                                  Directors shall be voted upon by all holders
                                  of greater than 10% of the issued and
                                  outstanding common stock of the LLC. However,
                                  so long as PH has not exercised its right to
                                  purchase common stock of the LLC pursuant to
                                  its Warrant, as hereinafter defined, then PH
                                  shall be entitled to appoint one member to the
                                  Board of Directors in order to protect its
                                  tradenames and trademarks. At such time as PH
                                  exercises its right to
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                                  purchase common stock of the LLC and votes its
                                  shares in the election of the Board of
                                  Directors, its right to appoint one such member of the Board of Directors shall be terminated. The Board of Directors shall have a maximum of four members. Certain matters (to be determined by PH) deemed necessary to protect PH's trademarks and tradenames shall require the affirmative vote of a super-majority of 80% of the Board of Directors for approval. Such items deemed necessary to protect PH's trademarks and tradenames may include, but not be limited to, all major financial and operational decisions, approval of the annual budget, adopting a management compensation and stock option plan and approving certain items as described and set forth in the section labeled Reciprocal
                                  Easement Agreement.

                                  Executive management of the Hotel will report to management of Aladdin of which Richard Goeglein is the President and Chief Executive Officer. Management of Aladdin will in turn report to the Board of Directors of the LLC. All corporate events outside the ordinary course of business shall be approved by the Board of Directors. The Board of Directors shall have regular meetings, at least quarterly, at which time management of the Hotel and Aladdin shall advise the Board of Directors as to the Hotel's operations and financial condition as well as submit for Board approval and consideration any items that require the advice and consent of the Board. The LLC agreement shall detail a schedule of items that require the advice and consent of the Board of Directors. The affirmative vote of at least a majority of the Board of Directors is necessary to approve any proposal.

Name of the Hotel:                At the option of Aladdin, the name of the
                                  Hotel may be either the Sound Asylum (or other
                                  name adopted by PH for its music concept
                                  theme, however, for the purposes of this
                                  memorandum such name, whether Sound Asylum or
                                  other name selected by PH, shall be referred
                                  to as Sound Asylum) or another name mutually
                                  agreed upon by PH and Aladdin. However, in the
                                  event that the name of the Hotel is not Sound
                                  Asylum, then a Sound Asylum restaurant and
                                  showroom shall
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                                  be a featured as the Hotel's main attraction.
                                  To the extent that the name of the Hotel is not the Sound Asylum, then the name of the Hotel shall be the property of PH for use on other hotels other than in Clark County.

Contribution of Aladdin           Aladdin shall contribute the following to the
Gaming to the LLC:                LLC:

                                  (i) Approximately 4.7 acres at the corner of Audrie Street and Harmon Avenue (the "Land"),

                                  (ii) the TPA Lease (as hereinafter defined),

                                  (iii) the Parking Lease (as hereinafter
                                  defined),

                                  (iv) the Utility Agreement (as hereinafter defined),

                                  (v) the Reciprocal Easement Agreement (as hereinafter defined),

                                  (vi) the Management Agreement (as hereinafter defined),

                                  (vii) the Aladdin Hotel Management Services
                                  Agreement and

                                  (viii) $21.25 million in cash.

Contribution of
PH to the LLC:                    PH shall contribute the following to the LLC:

                                  (i) $41.25 million,

                                  (ii) all rights and trade name/trademark agreements necessary for the Hotel to operate as the Sound Asylum Hotel and maintain a Sound Asylum restaurant on its premises and

                                  (iii) the Marketing and Consulting Agreement
                                  (as hereinafter defined).

Form of Interest Purchased By     As hereinafter defined, Convertible Preferred
Aladdin Gaming:                   Stock and Common Stock.

Form of Interest Purchased by     As herein defined, Subordinated Debt and
                                  Warrants.
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PH:

The TPA Lease:                    The Aladdin Theater for the Performing Arts
                                  (the "TPA") shall be leased from Aladdin to the LLC for a period of at least 30 years for nominal annual rent. Such lease shall be a triple net lease and will contain provisions relating to the Aladdin's right to leaseback the TPA for a reasonable number of weekend nights, holiday nights, weekday nights and days to promote special events. The leaseback price shall be the daily "going rate" lease amount charged to non-related third parties for similar time periods. In addition, the TPA
                                  Lease shall contain provisions for cooperation and coordination between the LLC, the Shopping
                                  Mall and the Aladdin Hotel relating to
                                  promotion and security of the TPA. Management of the Aladdin Hotel and the Hotel shall work together in a cooperative mode with the common goal to maximize utilization of the TPA throughout the year and for all "day-parts".
                                  Pursuant to the TPA Lease, the LLC shall have the obligation to use its good faith business efforts to maximize the utilization of the TPA. In addition, the LLC shall have the obligation to renovate the TPA for a "reopening" of the facility on the date that the Aladdin Hotel opens for business. The anticipated renovation costs for the TPA are approximately $8 million of hard construction and FF&E expenses plus "soft costs" and construction interest expense. The LLC shall have the obligation to maintain the TPA in a "first class" condition during the term of the TPA Lease. PH shall assist the LLC in obtaining commitments to perform at TPA from the various celebrities involved with the promotion of the Hotel and the Sound Asylum brand.

The Parking Lease:                The Parking Lease shall be between the LLC and
                                  the Shopping Mall and shall provide for access
                                  to an appropriate number of parking spaces for
                                  customers and guests of the Hotel and the TPA.
                                  The number of parking spaces for the Hotel and
                                  the TPA will be calculated in accordance with,
                                  among other things, the Clark County Use
                                  Permit governing the site and all applicable
                                  zoning regulations. The amount of rent to be
                                  paid by the LLC to the Shopping Mall will be
                                  equal to the LLC's and TPA's estimated
                                  allocable share of the use
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                                  of the parking facilities multiplied by the
                                  actual annual cost of operating the parking facilities (including financing the construction of the parking facilities and amortization and depreciation). Such allocable share shall be determined at the time of executing the lease. The first year parking rent is currently estimated to be approximately $1.12 million, however, such rent allocation for the parking may need to be adjusted to reflect the TPA parking allocation. Such additional parking rent is anticipated to be "revenue neutral" to the Hotel since it is anticipated to be paid for from event ticket sales and rental income from TPA.

The Utility Agreement:            Located on the current Aladdin site will be a
                                  co-generation or central utility plant that will be owned and operated by an independent third party. Such plant will provide electricity, hot water and chilled water to the Hotel, the Aladdin Hotel and the Shopping
                                  Mall. Utilities purchased by the Hotel will be metered with such rate charged to the Hotel to be the same as that charged to the Aladdin
                                  Hotel and the Shopping Mall. Such
                                  co-generation facility will be of size and scope to provide all peak demand electricity, hot water and chilled water to the Hotel, the Aladdin Hotel, the Shopping Mall and all other structures on the current Aladdin site and will contain appropriate redundancies.

The Reciprocal Easement           The LLC will execute a Reciprocal Easement
Agreement:                        Agreement with the Shopping Mall and Aladdin
                                  relating to (i) vehicular access and
                                  maintenance of roads, (ii) pedestrian access,
                                  maintenance of sidewalks and internal
                                  circulation, (iii) the construction and rental
                                  of abutting space by the Shopping Mall from
                                  the Hotel and by the Hotel from the Shopping
                                  Mall, (iv) security and reciprocal access of
                                  Aladdin Hotel personnel and Hotel personnel
                                  and (v) Strip signage and visibility of the
                                  Hotel from the Strip. Through the Reciprocal
                                  Easement Agreement, among other documents and
                                  agreements, the Hotel, the Shopping Mall, the
                                  Aladdin Hotel and all other structures that
                                  are governed by the Reciprocal Easement
                                  Agreement, will comply with, among other
                                  things, the Clark County Use Permit governing
                                  the site and all applicable zoning
                                  regulations. In addition, the Reciprocal
                                  Easement Agreement
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                                  shall contain a specific list of actions and
                                  items that each party to such agreement must, prior to undertaking any of the actions or items on such list, obtain the consent of the other parties to such agreement, with such consent not to be unreasonably withheld. Such list shall contain actions and items which may cause irreparable harm to another party to the Reciprocal Easement Agreement. The Reciprocal
                                  Easement Agreement shall contain appropriate provisions to make possible a connection with the planned Las Vegas Regional Monorail
                                  System. In addition, to the extent that either the Aladdin, the Shopping Mall or an affiliate thereof is able to purchase the land adjacent to the Aladdin and the Mall and on Las Vegas
                                  Boulevard, (i) there shall be nothing
                                  constructed on such site that will block either access or reasonable visibility of the Hotel from Las Vegas Boulevard (expansion of the Mall in a low rise format (up to 3 stories) consistent with the architectural character of the rest of the Mall does not constitute blocking visibility) (ii) enhanced pedestrian access from Las Vegas Boulevard to the Hotel shall be constructed provided such access is commercially reasonable, does not interfere with the operation of either the Mall or the Aladdin Hotel, is approved by the Board of Directors, and is constructed at the LLC's expense.

The Management Agreement:         In exchange for providing certain management
                                  services and promotional services, Aladdin shall be paid fees as set forth below.

The Aladdin Hotel Management      Aladdin shall provide certain management
Agreement:                        services to the Hotel and shall be reimbursed
                                  for its fully allocated cost of providing such services. Such services shall include, but not be limited to, accounting and financial services, MIS, general management, investor/lender relations, promotional services and other management services that may be agreed upon by the LLC in the ordinary course of business.


The Marketing and Consulting      In exchange for providing certain marketing
Agreement:                        and consulting services, PH shall be paid fees
                                  as set forth below. Such services shall
                                  include arranging for a minimum amount of
                                  promotional spots and events for the Hotel (at
                                  no additional
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Memorandum of Understanding and Letter of Intent
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                                  cost to the Hotel), a minimum number of guest
                                  appearances by celebrities related to the Hotel, and the coordination of a public relations strategy and campaign. In addition, PH will consult with Aladdin on the design, development and operations of the Sound Asylum food and beverage, entertainment and merchandising activities at the Hotel and will provide basic interior design and architectural services consistent with the services provided in connection with PH's other themed entertainment restaurant properties. Reasonable out-of-pocket costs incurred by PH in connection with the provision of interior design and architectural services will be passed through to the LLC without mark-up or overhead charges and all budgets relating to the interior fit-up or the Sound Asylum components of the Hotel will be subject to the approval of the LLC's Board of Directors.

                                  PH shall be reimbursed for certain of its
                                  costs and expenses relating to the Marketing
                                  and Consulting Agreement. Such costs and
                                  expenses shall include out-of-pocket expenses as well as allocable overhead charges. PH's expense reimbursement shall be equal to .5% of the Hotel's net revenue (gross revenue adjusted for complementaries) (the "PH Expense Reimbursement") and shall be reimbursed on a quarterly basis without supporting documentation. In addition to the PH Expense Reimbursement, to the extent the management of the Hotel or the Board of Directors determines that it is in the best interests of the Hotel to incur certain promotional expenses relating to reimbursing the out-of-pocket expenses incurred by celebrities that are appearing at the Hotel and are related to PH or Sound Asylum (including but not limited to complementaries at the Hotel or travel expenses relating to a performance at the Hotel) such expense reimbursement shall be the obligation of the Hotel and not PH. Any such expenses must be pre-approved in writing by either the President of the Hotel or the President of Aladdin prior to being incurred. Also, to the extent that PH employees perform special services for the Hotel or the LLC not related to the Marketing and Consulting Agreement or PH's investment in the LLC, and such services are out-of the ordinary course of business, and such employees incur travel
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                                  or other out-of-pocket expenses, then the
                                  Hotel shall reimburse such employees for such expenses in accordance with the Hotel's established expense reimbursement policy (which may limit the type of travel, i.e., coach, and acceptable forms of documentation and receipts). Any such expenses must be pre-approved in writing by either the President of the Hotel or the President of Aladdin prior to being incurred.

Aladdin Fees and PH Fees          (i) PH and Aladdin shall receive fees equal to
Relating to the Management        2.00% and 1.50%, respectively, of the Hotel's
Agreement and the Marketing       net revenue (gross revenue adjusted for
Agreement:                        complementaries) on a pari passu basis, (ii)
                                  PH shall receive an additional fee equal to 6% of net revenue that is in excess of the net revenue which produces EBITDA equal to $35 million (calculated using the Hotel's actual
                                  EBITDA Margin for the period), which fee shall be waived for any period in which EBITDA from the Hotel is less than $35 million and (iii)
                                  Aladdin shall receive an additional fee equal to 6% of net revenue that is in excess of the net revenue which produces EBITDA equal to $40 million (calculated using the Hotel's actual
                                  EBITDA Margin for the period), which fee shall be waived for any period in which EBITDA from the Hotel is less than $40 million. For the purposes of the fee calculations set forth herein, EBITDA shall be before deducting the fees set forth in (ii) and (iii) (the
                                  "Additional Fees") and before any lease
                                  payments relating to furniture, fixtures or equipment. To the extent that EBITDA from the Hotel exceeds the thresholds set forth in (ii) and (iii), above, but there is either insufficient earning or cash flow to pay any or all of the Additional Fees, or the providers of debt financing to the LLC restrict the LLC's ability to pay the Additional Fees, then the LLC shall accrue any unpaid Additional Fees and shall pay them on a basis that gives priority to the Additional
                                  Fees owed to PH.

The Subordinated Debt:

   Amount:                        $41.25 million.

   Coupon: 12% per annum. The coupon must be paid out of cash flow to the extent such cash flow is available and the payment of
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                                  such coupon does not violate the terms and
                                  conditions of any senior obligations of the LLC. To the extent the coupon is not paid currently it shall accrue but not compound.

   Term:                          30 years.

   Periodic principal             After 10 years the Subordinated Debt shall
   payments:                      receive annual periodic principal payments, in
                                  arrears, equal to 1% of its original principal balance.

   Mandatory redemption:          Upon the occurrence of a merger or sale of
                                  substantially all of the assets of the LLC the Subordinated Debt shall be redeemed at an amount equal to the remaining outstanding principal amount of the Subordinated Debt.

   Subordination:                 The Subordinated Debt shall be junior to all
                                  other debt or operating obligations of the LLC. The Subordinated Debt shall be unsecured and shall have no right to declare any event of default or exercise any remedies during any period that any senior debt is outstanding.

   Accrued and Unpaid             All accrued and unpaid interest upon a tender
   Interest Upon a Tender or      or mandatory redemption of the Subordinated
   Mandatory Redemption:          Debt shall remain due and owing, until
                                  actually paid, to the holder of the
                                  Subordinated Debt as if the Subordinated Debt had not been tendered or redeemed.

The Warrants:

   Right to purchase common       The Warrants shall initially entitle PH to
   stock:                         purchase up to 50% of the LLC's Common Stock.

   Strike price:                  The Strike Price of the Warrants shall equal
                                  $41.25 million for what is initially 50% of
                                  the LLC's Common Stock. The Strike Price of
                                  the Warrants may be paid either in cash or
                                  through the tender of the Subordinated Debt.
                                  To the extent that the Subordinated Debt is
                                  tendered it shall have a value equal to the
                                  then current outstanding face amount of such
                                  debt and any difference between the
                                  outstanding face amount of such debt and the
                                  Strike Price of the Warrants shall be paid in
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                                  cash.

   Anti-dilution provisions:      The Warrants shall contain anti-dilution
                                  provisions that provide for either (i) the payment of all dividends, other than tax related dividends to the holder of the Warrant as if it had fully exercised its right to purchase the LLC's Common Stock or (ii) a two for one increase in the amount of the LLC's
                                  Common Stock that may be purchased for the Strike Price. For example, if the LLC pays a $10 million dividend to holders of its Common
                                  Stock, the LLC has the option to pay the holders of the Warrant either (i) $10 million or (ii) adjust the Warrant Strike Price so that upon a full exercise of the Warrant, the holder of the Warrant will be able to purchase the proportion of Common Stock equal to ((10x2)+41.25)/(41.25+41.25+10). However, as provided in "Management Stock Options", below, the Warrants will be diluted by the amount of any management stock options actually granted.

   Transfer restrictions:         Except as set forth in the following sentence,
                                  the Warrants shall not be transferrable (i) without the consent of Aladdin, which consent shall not be unreasonably withheld, (ii) to any "Prohibited Person" or (iii) before the opening of the Hotel. However, the Warrants shall be transferrable in connection with the merger of PH, the payment by PH of a liquidating dividend to its shareholders, the spin-off or spin-out by PH of its interest in the LLC to its shareholders or the sale or liquidation of substantially all of the assets of PH. The Warrants may not be transferred to any person except as a unit with the Subordinated Debt in a simultaneous transfer to the same person. A "Prohibited Person" shall be any person that the Nevada Gaming authorities do not find suitable for obtaining a gaming license. No transfer is effective until the Nevada Gaming authorities confirm that such transferee is suitable for obtaining a gaming license.

The Convertible Preferred         Aladdin shall purchase the Convertible
Stock:                            Preferred Stock in exchange for its
                                  contribution to the LLC

   Face Amount:                   $41.25 million.
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   Coupon:                        12% per annum. To the extent the coupon is not
                                  paid currently it shall accrue but not
                                  compound.

   Optional Conversion:           At any time into 50% of the LLC's Common Stock
                                  (subject to any adjustment required by either the grant of management stock options or the anti-dilution provisions of the Warrants).

   Mandatory Conversion:          Upon the exercise of the Warrants, the
                                  Convertible Preferred Stock shall be
                                  mandatorily converted into 50% of the LLC's
                                  Common Stock (subject to any adjustment
                                  required by either the grant of management stock options or the anti-dilution provisions of the Warrants).

   Accrued and Unpaid             All accrued and unpaid dividends upon a
   Dividends Upon a               conversion of the Convertible Preferred Stock
   Conversion to Common           into Common Stock of the LLC shall remain due
   Stock:                         and owing, until actually paid, to the holder
                                  of the Convertible Preferred Stock as if the Convertible Preferred Stock had not been converted.

   Term:                          Perpetual.

   Transfer restrictions:         Except as set forth in the following sentence,
                                  the Convertible Preferred Stock shall not be transferrable without (i) the consent of PH, which consent shall not be unreasonably withheld, (ii) to any Prohibited Person, or
                                  (iii) before the opening of the Hotel.
                                  However, the Convertible Preferred Stock shall be transferable in connection the merger of Aladdin, the sale or liquidation of substantially all of the assets of Aladdin, the payment by Aladdin to its shareholders of a liquidating dividend, the spin-off or spin-out by Aladdin to its shareholders of its interest in Convertible Preferred Stock or the initial public offering of Aladdin. No transfer is effective until the Nevada Gaming authorities confirm that such transferee is suitable for obtaining a gaming license. In addition, all costs of gaming licensure for either Aladdin or PH will be payable at each parties sole cost and expense.

Management stock options:         To the extent that all members of the Board of
                                  Directors determine that it is in the best
                                  interests of the Hotel to offer to key members
                                  of management stock grants, warrants or stock
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                                  options as a form of compensation, the amount
                                  of dilution represented by such compensation shall be shared ratably by the Warrants and the Convertible Preferred Stock.

The LLC Common Stock:             At the time of formation of the LLC, Aladdin
                                  shall purchase all of the issued and
                                  outstanding shares of Common Stock of the LLC for nominal consideration.

Miscellaneous:

   Right of first negotiation     If either Aladdin or PH decides that it
   on the sale of interest in     desires to sell, convey or otherwise liquidate
   the LLC:                       its interest in the LLC, other than in
                                  connection with the merger, sale or
                                  liquidation of substantially all of its
                                  assets, the payment of a liquidating dividend to shareholders, a spin-off or spin-out to shareholders or initial public offering of stock, then the other party shall have a 30 day exclusive period to negotiate for the purchase of such interest to be sold. At the end of such 30 day period the non-selling party shall have no rights, in law or equity, other than those outlined above in "Transfer
                                  Restrictions", relating to the sale of such interest.

   Opening dates for the          The parties shall agree upon an appropriate
   Aladdin Hotel and the          opening date for the Hotel and Aladdin shall
   Hotel:                         commit to a date by which the Aladdin Hotel
                                  shall be opened. It is currently anticipated that the opening date for the Hotel shall not be more than six months before or after the opening date of the Aladdin Hotel.

   Land condominiumization:       The land underlying the Hotel shall initially
                                  be owned by Aladdin subject to a lease to the LLC at a nominal rent. Ownership of the Land underlying the Hotel together with the LLC's rights under the Reciprocal Easement Agreement and other related agreements shall be converted into an ownership interest under a condominium regime as soon as possible and practical following construction of the Hotel.
                                  The costs of such condominiumization shall be shared by the LLC based upon the Hotel's pro rata amount of acreage to the overall condominiumization plan for the entire current
                                  Aladdin site.

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   Pre-development                Upon execution of the LLC agreement, both PH
   expenses:                      and Aladdin shall contribute equally to the
                                  funding of pre-development expenses including, but not limited to, architectural and pre-construction expenses. All pre-development expense shall be subject to a budget that is reasonably agreed upon between Aladdin and PH.
                                  Such pre-development expenses shall include expenses incurred after execution of this agreement but prior to the execution of the LLC agreement. Such expenses shall not include legal fees or the fees of financial advisors in connection with the negotiation or execution of the LLC agreement but shall include expenses such as architectural and design expenses. Upon the completion of the major portion of the funding of the LLC, e.g., debt, all such legal and financial advisory fees shall be the obligation of the LLC. The aggregate of pre-development expenses
                                  (excluding legal and financial advisory fees) incurred after execution of this agreement but prior to execution of the LLC agreement shall be limited to $100,000.

   Financial advisors:            Each of PH and Aladdin agree that Westwood
                                  Capital shall act as the LLC's financial advisor for the purpose of securing appropriate financing commitments. Upon the formation of the LLC, Westwood Capital and the LLC shall execute an engagement letter that sets forth the fees payable to Westwood
                                  Capital. Such fees and terms of engagement shall be materially the same as those under which Westwood Capital acts as the financial advisor to Aladdin Gaming. As part of its due diligence, PH shall have the right to review and reasonably approve such engagement letter.

   Financial guarantees:          It is understood that the lenders to the
                                  project may require certain cash flow
                                  maintenance and construction completion
                                  guarantees. The LLC will attempt to mitigate
                                  such construction completion guarantees
                                  through a guaranteed fixed price
                                  "design/build" contract from a construction
                                  company, currently anticipated to be Fluor
                                  Corporation and a guarantee from Aladdin. The
                                  LLC will attempt to limit the amount and term
                                  of any cash flow maintenance guarantees that
                                  may be required from the parties but the
                                  parties acknowledge that certain guarantees
                                  may be necessary from
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Memorandum of Understanding and Letter of Intent
As of September 2, 1997
Page 14
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                                  each of them to achieve appropriate financing
                                  for the project; provided, however, that Aladdin hereby acknowledges PH's extreme reluctance to be required to provide such cash flow maintenance guarantees. In order to induce PH to consider providing such cash flow maintenance guarantees, Aladdin Holdings, LLC will consider indemnifying PH for any or all exposure it may be required to bear under such cash flow maintenance guarantee. In addition, Aladdin acknowledges that after due diligence
                                  PH may require either another affiliate of Aladdin Holdings, LLC to also provide such indemnity. With regard to indemnities provided by Aladdin Holdings, LLC or other parties, Aladdin Holdings, LLC or such other party will execute all documents necessary for PH to be assured of appropriate indemnification.

Exclusive period:                 Upon the execution of this letter and until
                                  October 15, 1997 (the "Exclusive Period"),
                                  Aladdin agrees not to negotiate with any other party in connection with the development of the Land and PH agrees not to negotiate for the development of any restaurant or hotel that will be connected with the Sound Asylum concept in Clark County, Nevada. The parties will use their best efforts, with time being of the essence, to complete and execute a binding agreement setting forth the foregoing by the conclusion of the Exclusive Period. If however, both parties agree that the Hotel is not economically feasible prior to October 15, 1997, then the Exclusive Period shall terminate on such date. This provision is binding upon the parties.

Due diligence:                    During the Exclusive Period, each of Aladdin
                                  and PH agree to grant the other the right to perform reasonable due diligence for the purpose of entering into the LLC. Reasonable due diligence on the part of PH includes access to all Aladdin personnel and representatives and books and records of Aladdin and the personnel and representatives of the Shopping Mall. Reasonable due diligence on the part of Aladdin on PH includes access to all of PH's personnel and representatives, contracts and other agreements (executed, being negotiated, planned or under consideration) and books and records relating to the Sound Asylum or otherwise

Memorandum of Understanding and Letter of Intent
As of September 2, 1997
Page 15
--------------------------------------------------------------------------------

                                  materially impacted upon PH's execution of its expected obligations under the various agreements relating to the LLC and the Hotel.

Confidentiality:                  Except as otherwise compelled by a court of
                                  competent jurisdiction, each of PH and Aladdin agree to keep this agreement and all matters relating to this agreement confidential. Each party may, however, disclose this agreement and related matters to affiliates and representatives and agents of themselves (or in the case of the Aladdin to representatives of the Shopping Mall, LCI and financing sources for the Aladdin Hotel) solely for the purpose of performing due diligence, obtaining required consents, negotiating the LLC or determining the economic feasibility of the Hotel. To the extent either party discloses this agreement to representatives or agents or representatives of the Shopping Mall, it shall inform such representatives and agents as to the confidential nature of such disclosure. It is understood that Aladdin, and its parent, Aladdin Holdings, LLC, are pursuing the transaction described herein in part to be able to make reference to PH's participation in the Hotel so as to facilitate the leasing of the Shopping Mall. Consequently, every effort will be made, provided it does not jeopardize PH's business operations in any way, and in PH's sole discretion, to permit
                                  Aladdin to publically discuss the proposed development of the Hotel with PH at the earliest possible date. This provision is binding upon the parties.

Memorandum of Understanding and Letter of Intent
As of September 2, 1997
Page 16
--------------------------------------------------------------------------------

AGREED AND ACCEPTED AS OF THE DATE HEREOF:

ALADDIN GAMING, LLC


By:   /s/ Jack Sommer
      ---------------------------
      Jack Sommer, Chairman

ALADDIN HOLDINGS, LLC


By:   /s/ Jack Sommer
      ---------------------------
      Jack Sommer, Vice President

PLANET HOLLYWOOD INTERNATIONAL, INC.


By:   /s/ Robert Earl
      --------------------------------------
      Robert Earl, Chief Executive Officer